                                                                    Exhibit 99.1

NEWS RELEASE                      Contact:    David R. Schroder
For Immediate Release                         101 Second Street, S.E., Suite 800
                                              Cedar Rapids, Iowa 52401
                                              Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                        2007 ANNUAL SHAREHOLDERS MEETING

CEDAR  RAPIDS,  IOWA  --  (February  28,  2007)  -- At  the  annual  meeting  of shareholders  on February 27, 2007, the  shareholders  of MACC Private  Equities
Inc. (NASDAQ Capital Market:  MACC) re-elected five current  directors to MACC's
Board of Directors for one-year terms: Michael Dunn, Benjamin Jiaravanon,  Jasja
Kotterman, Gordon Roth and Geoffrey Woolley.

The  shareholders  also  ratified  the  appointment  of KPMG LLP as  independent auditors for MACC for the fiscal year ending September 30, 2007.

MACC is a business  development company with a portfolio of investments in small businesses  in the United  States  held  through  its  wholly-owned  subsidiary,
MorAmerica Capital Corporation, a small business investment company.  MorAmerica
Capital  Corporation is the country's third oldest  operating SBIC,  licensed in
1959.  MACC common stock is traded on The Nasdaq Capital Market under the symbol
"MACC."

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